Exhibit 1.1


          $575,000,000 6.250% Senior Notes, Series A due July 15, 2012


                             SOUTHERN POWER COMPANY

                               PURCHASE AGREEMENT

                                                          June 13, 2002




Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

  As Representatives of the Several Initial Purchasers named on Schedule I hereto


Ladies and Gentlemen:

                  Southern Power Company, a Delaware corporation (the "Company"), confirms its agreement (the "Agreement") with you and each of the other Initial Purchasers named in Schedule I hereto (collectively, the "Initial Purchasers", which term shall also include any initial purchaser substituted as hereinafter provided in Section 10 hereof) for whom you are acting as representatives (in such capacity you shall hereinafter be referred to as the "Representatives"), with respect to the sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of $575,000,000 aggregate principal amount of the 6.250% Senior Notes, Series A due July 15, 2012 (the "Senior Notes") as set forth in Schedule I hereto.

                  The Senior Notes will be offered without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on certain exemptions therefrom and in transactions not subject thereto. The Company has prepared a preliminary offering memorandum, dated June 11, 2002, including any and all annexes attached thereto, (the "Preliminary Offering Memorandum") and an offering memorandum, dated the date hereof, including any and all annexes attached thereto, (the "Offering Memorandum") setting forth information regarding the Company and the transactions described herein.

                  The Senior Notes will be issued pursuant to an indenture, dated as of June 1, 2002 (the "Base Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"), as supplemented by a first supplemental indenture to the Base Indenture relating to the Senior Notes (the "Supplemental Indenture," and together with the Base Indenture and any other amendments or supplements thereto, the "Indenture"), between the Company and the Trustee.

                  The Initial Purchasers and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement, dated the date hereof (the "Registration Rights Agreement") pursuant to which the Company will file with the Securities and Exchange Commission (the "Commission") (i) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") registering an issue of notes of the Company ("Exchange Notes") which are identical in all material respects to the Senior Notes (except the Exchange Notes will not contain terms with respect to transfer restrictions and additional interest) and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement").

                  Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Offering Memorandum.

                  SECTION 1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Initial Purchasers as follows:

          (a) The Offering Memorandum does not on the date of this Agreement and, as it may be then amended and supplemented, will not on the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; except that this representation and warranty does not apply to (i) statements or omissions made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser specifically for use in the Offering Memorandum and (ii) the Independent Engineer's Report or the Independent Market Expert's Report attached as Annex A and Annex B, respectively, to the Offering Memorandum. The factual information provided by the Company to R.W. Beck, Inc. ("Beck") for inclusion in its Independent Engineer's Report contained in Annex A to the Offering Memorandum was to the Company's knowledge, accurate in all material respects as of the time it was furnished.

          (b) The Preliminary Offering Memorandum, as of its date, did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the Company makes no warranty or representation to the Initial Purchasers with respect to: (i) statements or omissions made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser specifically for use in the Preliminary Offering Memorandum and (ii) the Independent Engineer's Report or the Independent Market Expert's Report attached as Annex A and Annex B, respectively, to the Preliminary Offering Memorandum.


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          (c)  The  historical  financial  statements  of the  Company  and  its predecessor (such predecessor entity hereinafter referred to as "Plant Dahlberg") contained in the Offering Memorandum have been prepared in conformity with generally accepted accounting principles in the United States and fairly present the financial position of the Company and Plant Dahlberg as of the dates set forth therein. The pro forma financial statements of Plant Dahlberg included in the Offering Memorandum present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

          (d) Since the date as of which information is given in the Offering Memorandum, except as otherwise stated therein, there has been no material adverse change in the business, properties or financial condition of the Company.

          (e) The Company is a corporation duly organized and existing under the laws of the State of Delaware and has due corporate authority to conduct its business and to own and operate the properties used by it in such business, as described in the Offering Memorandum, to enter into and perform its obligations under this Agreement, the Registration Rights Agreement and the Indenture and to issue and sell the Senior Notes to the Initial Purchasers.

          (f) This Agreement has been duly authorized, executed and delivered by the Company.

          (g) The Indenture has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery of the Indenture by the Trustee, the Indenture will, on the Closing Date, constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, receivership, liquidation, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally or (2) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) (the "Enforceability Exceptions"); the Indenture will conform in all material respects to all statements relating thereto contained in the Offering Memorandum.

          (h) The issuance and delivery of the Senior Notes have been duly authorized by the Company and, on the Closing Date, the Senior Notes will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor


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     as described in the Offering Memorandum,  will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by the Enforceability Exceptions; the Notes will be in the form contemplated by, and entitled to the benefits of, the Indenture and will conform in all material respects to all statements relating thereto in the Offering Memorandum.

          (i) The Registration Rights Agreement has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of the Registration Rights Agreement by the other parties thereto, the Registration Rights Agreement will, on the Closing Date, constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except to the extent the enforcement thereof may be limited by the Enforceability Exceptions and except as indemnification or contribution obligations thereunder may be limited under applicable laws; the Registration Rights Agreement will conform in all material respects to all statements relating thereto in the Offering Memorandum.

          (j) Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act, an "Affiliate") has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) which is or will be integrated with the sale of the Senior Notes in a manner that would require the registration under the Securities Act of the Senior Notes or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Senior Notes (as those terms are used in Regulation D under the Securities Act), or acted in any manner involving a public offering of the Senior Notes within the meaning of Section 4(2) of the Securities Act.

          (k) The Senior Notes are eligible for resale pursuant to Rule 144A under the Securities Act ("Rule 144A") and will not be, at the Closing Date, of the same class (within the meaning of Rule 144A) as securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted in a U.S. automated inter-dealer quotation system.

          (l) With respect to those Senior Notes sold in reliance on Regulation S under the Securities Act, (i) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has complied and will comply with the offering restrictions requirement of Regulation S.

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          (m) The  execution, delivery and  performance  by the Company of this
     Agreement, the Registration Rights Agreement, the Indenture and the Senior Notes and the consummation by the Company of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder shall have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the charter or bylaws of the Company, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company under (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound or to which any of its properties may be subject (except for conflicts, breaches or defaults which would not, individually or in the aggregate, be materially adverse to the Company or materially adverse to the transactions contemplated by this Agreement), or
     (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, or any regulatory body or administrative agency or other governmental body having jurisdiction over the Company, or any of its properties.

          (n) No authorization, approval, consent or order of any court or governmental authority or agency is necessary in connection with the issuance and sale by the Company of the Senior Notes or the transactions by the Company contemplated in this Agreement and the Offering Memorandum, except (A) such as may be required under the Public Utility Holding Company Act of 1935, as amended (the "Holding Company Act"); (B) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws and (C) such consents, approvals, authorizations, registrations and qualifications as may be required under the Securities Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") in connection with the transactions contemplated in the Registration Rights Agreement.

          (o) The projected financial information contained in the Offering Memorandum (excluding the Independent Market Expert's Report, attached as Annex B to the Offering Memorandum) (i) are, in the judgment of the Company as to the matters covered thereby, reasonable as of their date and (ii) are based on easonable assumptions as to all factual and legal matters material to the estimates therein, all of which assumptions, to the extent material, are fairly disclosed in the Offering Memorandum. To the knowledge of the Company, none of the information forming the basis of such projections and assumptions has changed since they were originally prepared so as to materially affect such projections and assumptions.

          (p) Assuming the accuracy of the Initial Purchasers' representations contained herein, and the Initial Purchasers' compliance with its agreements hereunder, the Company is not required by applicable law or regulation, in connection with the offer, sale and delivery of the Senior Notes to the Initial Purchasers, and the initial resales by the Initial

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     Purchasers,  each in the manner contemplated by this Agreement and the
     Offering Memorandum, to register the Senior Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

           SECTION 2. SALE AND DELIVERY TO THE INITIAL PURCHASERS; CLOSING; SALE AND RESALE BY THE INITIAL PURCHASERS.

          (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company, the principal amount of Senior Notes set forth in Schedule I to this Agreement opposite the name of such Initial Purchaser (plus any additional amount of Senior Notes that such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 10 hereof), at the prices set forth in Schedule I to this Agreement.

          (b) Payment for and delivery of certificates for the Senior Notes shall be made at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019 at 10:00 A.M., New York time, on June 18, 2002 (unless postponed in accordance with the provisions of Section 10) or such other time, place or date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the "Closing Date"). Payment shall be made to the Company by wire transfer in federal funds at the Closing Date gainst delivery of the Senior Notes to Salomon Smith Barney Inc. ("SSB"). It is understood that each Initial Purchaser has authorized SSB, for its account, to accept delivery of, receipt for, and make payment of the principal amount of the Senior Notes which it has agreed to purchase. SSB, individually and not as Representatives of the Initial Purchaser, may (but shall not be obligated to) make payment of the principal amount of the Senior Notes to be purchased by any Initial Purchaser whose payment has not been received by the Closing Date, but such payment shall not relieve such Initial Purchaser from its obligations hereunder.

          (c) The Senior Notes in which interests are sold to Qualified Institutional Buyers (as defined in Rule 144A) in reliance on Rule 144A will be issued in the form of one or more Global Notes (the "Rule 144A Global Notes"). The Senior Notes in which interests are sold to persons other than U.S. persons (as defined in Regulation S under the Securities Act ("Regulation S")) in offshore transactions in reliance on Regulation S will each be issued in the form of one or more Global Notes (the "Regulation S Global Notes"). Upon issuance by the Company, the Trustee will authenticate and deliver the Rule 144A Global Notes and the Regulation S Global Notes and will record Cede & Co., as the nominee of DTC, on its books as the registered owner of the Senior Notes. The Senior Notes in which interests are sold to a limited number of institutional investors who are "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) will be issued in certificated form without coupons and registered in such names as each Initial Purchaser may request upon at least forty-eight hours' prior notice to the Company.

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          For the purpose of expediting the checking of the Senior Notes by the Initial Purchasers, the Company agrees to make the Senior Notes available to the Initial Purchasers for such purpose at the offices of the Trustee in New York, New York not later than 2:00 PM, New York City time, on the business day preceding the Closing Date, or at such other time and place as may be agreed upon by the Company and the Initial Purchasers.

          (d) Resale of the Securities: Each Initial Purchaser represents and warrants to, and agrees with the Company that:

          (1) It is a Qualified Institutional Buyer and an "accredited investor" within the meaning of Rule 501(a) under the Securities Act;

          (2) It has not offered or sold, and will not offer or sell, Senior Notes except (i) to persons whom it reasonably believes to be Qualified Institutional Buyers or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to such Initial Purchaser that each such account is a Qualified Institutional Buyer to whom such notice has been given that such sale or delivery is being made in reliance on Rule 144A, in each case in transactions meeting the requirements of Rule 144A,
     (ii) to a limited number of other institutional investors whom the Company believes to be "accredited investors" (as defined in Rule 501(a) (1), (2), (3) or (7) of Regulation D) that, prior to their purchase of the Senior Notes, deliver to it a letter substantially in the form of Annex C to the Offering Memorandum or (iii) in the case of offers outside the United States to persons other than U.S. Persons (within the meaning of Regulation
     S) to whom it reasonably believes offers and sales of the Senior Notes may be made in reliance upon Regulation S under the Securities Act; and

          (3) Neither it nor any of its Affiliates or any person acting on its or their behalf has made or will make offers or sales of Senior Notes in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) or in any mannerinvolving a public offering (within the meaning of Section 4(2) under the Securities
     Act) in the United States.

          (e) Each Initial Purchaser represents, warrants, and agrees with respect to offers and sales outside the United States that:

          (1) such Initial Purchaser understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Senior Notes, or possession or distribution of the Offering Memorandum or Preliminary Offering Memorandum or any other offering or publicity materialrelating to the Senior Notes, in any country or jurisdiction where action for that purpose is required;

          (2) such Initial Purchaser will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Senior Notes or has in its possession or distributes the Offering Memorandum or Preliminary Offering Memorandum or any such other material, in all cases at its own expense;

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          (3) the Senior Notes have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S or pursuant to another exemption from, or in transactions not subject to, the registration requirements of the Securities Act;

          (4) such Initial Purchaser has offered the Senior Notes and will offer and sell the Senior Notes (A) as part of its distribution at any time and
     (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 2(d) of this Agreement; accordingly, neither such Initial Purchaser, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Senior Notes, and the Initial Purchaser, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;

          (5) such Initial Purchaser has (A) not offered or sold and will not offer or sell any Senior Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (B) only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any Senior Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company and (C) complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Senior Notes in, from or otherwise involving the United Kingdom; and

          (6) such Initial Purchaser agrees that, at or prior to confirmation of sales of the Senior Notes, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Senior Notes from it during the restricted period a confirmation or notice to substantially the following effect:

                       "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of

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    the offering and the closing date, except in either case in accordance with
    Regulation S (or Rule 144A or any other exemption from the registration requirements of the Securities Act if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

Terms used in this Section 2(e) have the meanings given to them by Regulation S.

               SECTION 3. COVENANTS OF THE COMPANY. The Company covenants with the Initial Purchasers as follows:

          (a) To prepare the Offering Memorandum in a form approved by the Initial Purchasers and to furnish to the Initial Purchasers, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum and any supplements and amendments thereto as the Initial Purchasers may reasonably request.

          (b) If, at any time prior to completion of the initial resales of the Senior Notes by the Initial Purchasers to purchasers, any event shall occur or condition exist as a result of which it is necessary, in the opinion of Dewey Ballantine LLP, to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in ight of the circumstances existing at the time it is delivered to a purchaser or a potential purchaser, or if it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, to promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or so that the Offering Memorandum, as so amended or supplemented, will comply with applicable law and to furnish the Initial Purchasers such number of copies as they may reasonably request.

          (c) So long as the Senior Notes are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, to furnish to holders of Senior Notes and prospective purchasers of Senior Notes designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless such information is contained, at the time of such request, in documents filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

          (d) The Company will endeavor, in ooperation with the Initial Purchasers, to qualify the Senior Notes for offering and sale under the applicable securities laws of such states and the other jurisdictions of the United States as the Initial Purchasers may designate and to pay filing fees, reasonable attorneys' fees and disbursements in connection therewith in an amount not exceeding $15,000 in the aggregate (including filing fees and disbursements paid or incurred prior to the date this Agreement becomes effective); provided, however, that the Company shall not be obligated to

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     qualify as a foreign  corporation in any jurisdiction in which it is not so qualified or to file a consent to service of process or to file annual reports or to comply with any other equirements in connection with such qualification deemed by the Company to be unduly burdensome.

          (e) The Company covenants (i) not to solicit any offer to buy or offer to sell the Senior Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) not to engage, or permit its Affiliates or any person acting on their behalf to engage, in any directed selling efforts (as defined in Regulation S) with respect to the Senior Notes sold pursuant to Regulation S and to comply and cause its Affiliates and each person acting on their behalf to comply with the offering restrictions of Regulation S with respect to those Senior Notes sold pursuant thereto (it being understood that the Company and its Affiliates shall not have responsibility for the actions of the Initial Purchasers or any of their respective affiliates).

          (f) The Company covenants not to offer, sell, contract to sell or otherwise dispose of any additional securities of the Company or to issue any securities convertible into or exchangeable for the Senior Notes or with respect to any debt securities substantially similar to the Senior Notes (except for the securities issued pursuant to this Agreement), without the consent (which consent shall not be unreasonably withheld) of the Initial Purchasers during the period beginning from the date of this Agreement and continuing to and including the earlier of (i) the termination of trading restrictions on the Senior Notes, as communicated to the Company by the Initial Purchasers and (ii) 15 days following the Closing Date.

          (g) The Company agrees not to, and will cause its Affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) in a transaction that could be integrated with the sale of the Senior Notes in a manner that would require the registration under the Securities Act of the Senior Notes.

          (h) During the period of two years after the Closing Date, the Company will not, and will not permit any of its Affiliates to, purchase, agree to purchase or otherwise acquire any of the Senior Notes which constitute "restricted securities" under Rule 144 under the Securities Act.

                SECTION 4.        PAYMENT OF EXPENSES.

          (a) The Company agrees to pay all expenses incidental to the performance of its obligations under this Agreement, including, but not limited to, the expenses of (i) the preparation and printing of the Preliminary Offering Memorandum and the Offering Memorandum and any amendments and supplements thereto, (ii) distributing the Preliminary Offering Memorandum and the Offering Memorandum and any amendments or supplements thereto, (iii) the preparation, issuance and delivery of the

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     certificate(s) for the Senior Notes to the Initial Purchasers,  (iv) the
     fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Senior Notes under securities laws in accordance with the provisions of Section 3(d) hereof including filing fees and the reasonable fees and disbursements of Dewey Ballantine LLP, counsel for the Initial Purchasers, in connection therewith and in connection with the preparation of any blue sky survey, (vi) the printing and delivery to the Initial Purchasers of copies of any blue sky survey, (vii) the fee of the National Association of Securities Dealers, Inc. in connection with its review of the offering contemplated by this Agreement, if applicable,
     (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes, (ix) any fees payable in connection with the rating of the Senior Notes, (x) the cost and charges of any transfer agent or registrar,
     (xi) the cost of qualifying the Senior Notes with DTC; and (xii) all reasonable fees, disbursements and expenses of independent engineers, independent market experts and any other third party consultants who have prepared reports, attached as annexes to the Preliminary Offering Memorandum and Offering Memorandum, or otherwise.

          (b) In addition, the Company agrees to pay the reasonable and documented third party outof pocket expenses incurred by the Representatives in connection with the offer and sale of the Senior Notes to the Initial Purchasers (including (i) all out of pocket expenses incurred by the Initial Purchasers with respect to the "road show" including expenses relating to slide production, Bloomberg taping and travel and (ii) reasonable and documented fees and expenses of counsel to the Initial Purchasers).

                SECTION 5. CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS. The obligations of the Initial Purchasers to purchase and pay for the Senior Notes are subject to the following conditions:

          (a) Any required order or orders of the Commission under the Holding Company Act permitting the transactions contemplated hereby substantially in accordance with the terms and conditions hereof shall be in full force and effect and shall contain no provision unacceptable to the Initial Purchasers or the Company (but all provisions of such order or orders heretofore entered, copies of which have heretofore been delivered to the Representatives, are deemed acceptable to the Initial Purchasers and the Company and all provisions of such order or orders hereafter entered shall be deemed acceptable to the Initial Purchasers and the Company unless within 24 hours after receiving a copy of any such order any party to this Agreement shall give notice to the other parties to the effect that such order contains an unacceptable provision).

          (b) On the Closing Date the Representatives shall have received:

               (1) The opinion, dated the Closing Date, of Balch & Bingham LLP, counsel for the Company, substantially in the form attached hereto as
          Schedule II.

               (2) The opinion, dated the Closing Date, of Pillsbury Winthrop LLP, counsel to the Trustee, substantially in the form attached hereto as Schedule III.

               (3) The opinion, dated as of the Closing Date, of Dewey Ballantine LLP, counsel for the Initial Purchasers, substantially in the form attached hereto as Schedule IV.

               (4) At the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the business, properties or financial condition of the Company, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or any Vice President of the Company, dated as of the Closing Date, to the effect that (i) there has been no such material adverse change,
          (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date.

               (5) On the Closing Date, the Representatives shall have received from Deloitte & Touche LLP a letter dated as of the Closing Date to the effect that: (A) they are independent public accountants with respect to the Company within the meaning of the Securities Act and the rules and regulations under the Securities Act; (B) in their opinion, the financial statements audited by them and included in the Offering Memorandum comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the rules and regulations under the Exchange Act; and (C) on the basis of certain limited procedures performed through a specified date not more than five business days prior to the date of such letter, namely (i) reading the minute books of the Company; (ii) performing the procedures specified by the American Institute of Certified Public Accountants ("AICPA") for a review of interim financial information as described in Statement on Auditing Standards No. 71, "Interim Financial Information", on the unaudited financial statements, if any, of the Company included in the Offering Memorandum and of the latest available unaudited financial statements of the Company, if any, for any calendar quarter subsequent to the date of those included in the Offering Memorandum; and (iii) making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding such unaudited financial statements or any specified unaudited amounts derived therefrom (it being understood that the foregoing rocedures do not constitute an audit performed in accordance with generally accepted auditing standards and they would not necessarily reveal matters of significance with respect to the comments made in such letter, and accordingly that Deloitte & Touche LLP make no representations as to the sufficiency of such procedures for the Initial Purchasers' purposes), nothing came to their attention that caused them to believe that: (1) any material modifications should be made to the unaudited condensed financial statements included in the Offering Memorandum for them to be in conformity with generally accepted accounting principles; (2) such unaudited condensed financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published rules and regulations thereunder; (3) the unaudited amounts for Operating Revenues, Earnings Before Interest and Income Taxes and Net Income and the unaudited Ratio of Earnings to Fixed Charges set forth in the Offering Memorandum do not agree with the amounts set forth in or derived from the unaudited financial statements for the same period or were not determined on a basis substantially consistent with that of the corresponding audited amounts or ratios included in the Offering Memorandum; (4) as of a specified date not more than five business days prior to the date of delivery of such letter, there has been any change in the capital stock or long-term debt of the Company or any decrease in net assets as compared with amounts shown in the latest audited balance sheet, except in each case for changes or decreases which (i) the Offering Memorandum discloses have occurred or may occur, (ii) are occasioned by the declaration of dividends, (iii) are occasioned by draw-downs under existing pollution control financing arrangements, (iv) are occasioned by draw-downs and regularly
          scheduled   payments of capitalized  lease obligations,  (v)  are
          occasioned by the purchase or redemption of bonds or stock to satisfy mandatory or optional redemption provisions relating thereto, or (vi) are disclosed in such letter; and (5) the unaudited amounts for Operating Revenues, Earnings Before Interest and Income Taxes and Net Income and the unaudited Ratio of Earnings to Fixed Charges for any calendar quarter subsequent to those set forth in (3) above, which, if available, shall be set forth in such letter, do not agree with the amounts set forth in or derived from he unaudited financial statements for the same period or were not determined on a basis substantially consistent with that of the corresponding audited amounts or ratios included in the Offering Memorandum. Deloitte & Touche LLP shall also have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Offering Memorandum, (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Issuer's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

               (6) On the Closing Date, Dewey Ballantine LLP, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may reasonably equire for the purpose of enabling them to pass upon the issuance and sale of the Senior Notes as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Senior Notes as herein contemplated shall be satisfactory in form and substance to the Representatives and Dewey Ballantine LLP, counsel for the Initial Purchasers.

               (7) That no amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum shall be unsatisfactory in form to Dewey Ballantine LLP or shall contain information (other than with respect to an amendment or supplement relating solely to the activity of the Initial Purchasers) which, in the reasonable judgment of the Representatives, shall materially impair the marketability of the Senior Notes.

               (8) Beck shall have consented to the references to it in the Offering Memorandum and the use of the Independent Engineer's Report prepared by Beck and contained in Annex A to the Offering Memorandum; and confirmed that nothing has come to their attention in connection with the preparation of the Independent Engineer's Report which would cause it to believe that the Independent Engineer's Report, as of its date, or any statements in the Offering Memorandum specifically attributed to it, as of the date of the Offering Memorandum, were inaccurate or misleading in any material respect, as evidenced by a certificate satisfactory to the Initial Purchasers of an authorized officer of Beck, delivered and dated as of the Closing Date.

               (9) PA Consulting Services, Inc. ("PA") shall have consented to the references to it in the Offering Memorandum and the use of the Independent Market Expert's Report prepared by PA and contained in Annex B to the Offering Memorandum; and since the date of the Independent Market Expert's Report, no event affecting the Report or the matters referred to therein shall have occurred (i) which shall make untrue or incorrect in any material respect, as of the date of this Agreement, any information or statement contained in the Independent Market Expert's Report or in the Offering Memorandum relating to matters referred to in the Independent Market Expert's Report or (ii) which is not reflected in the Offering Memorandum but should be reflected therein in order to make the statements and information contained in the Offering Memorandum relating to matters referred to in the Independent Market Expert's Report, in light of the circumstances under which they were made, not misleading, as evidenced by a certificate satisfactory to the Initial Purchasers of an authorized officer of PA, delivered and dated as of the Closing Date.

               (10) The Initial Purchasers shall have received on the Closing Date the Registration Rights Agreement executed by theCompany and the Representatives.

               (11) The Company shall have performed its obligations when and as provided under this Agreement.

                  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Sections 4, 7 and 9(b) hereof.

         SECTION 6.       CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.

                  The obligations of the Company shall be subject to the conditions set forth in Section 5(a). In case such conditions shall not have been fulfilled, this Agreement may be terminated by the Company by mailing or delivering written notice thereof to the Representatives. Any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 4, 7 and 9(b) hereof.

      SECTION 7.        INDEMNIFICATION.

     (a) The Company agrees to indemnify and hold harmless each of the Initial Purchasers and each person, if any, who controls any such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, Exchange Act or otherwise, and to reimburse such Initial Purchaser and such controlling person or persons, if any, for any legal or other expenses incurred by them in connection with defending any actions, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or Offering Memorandum or, if the Company shall furnish to the Initial Purchasers any amendments or any supplements thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission which was made in such Preliminary Offering Memorandum or Offering Memorandum or any such amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by, or through the Representatives on behalf of, the Initial Purchasers for use therein and except that this indemnity with respect to the Preliminary Offering Memorandum or with respect to the Offering Memorandum, if the Company shall have furnished any amendment or supplement thereto, shall not inure to the benefit of any Initial Purchaser (or of any person controlling such Initial Purchaser) on account of any losses, claims, damages, liabilities or actions arising from the sale of the Senior Notes to any person if a copy of the Offering Memorandum, as the same may then be amended or supplemented, shall not have been sent or given by or on behalf of such Initial Purchaser to such person with or prior to the written confirmation of the sale involved and the untrue statement or alleged untrue statement or omission or alleged omission was corrected in the Offering Memorandum as supplemented or amended at the time of such confirmation. Each Initial Purchaser agrees, within ten days after the receipt by it of notice of the commencement of any action in respect of which indemnity may be sought by it, or by any person controlling it, from the Company on ccount of its agreement contained in this Section 7, to notify the Company in writing of the commencement thereof but the omission of such Initial Purchaser so to notify the

Company of any such action shall not release the Company from any liability which it may have to such Initial Purchaser or to such controlling person otherwise than on account of the indemnity agreement contained in this Section
7. In case any such action shall be brought against an Initial Purchaser or any such person controlling such Initial Purchaser and such Initial Purchaser shall notify the Company of the commencement thereof as above provided, the Company shall be entitled to participate in (and, to the extent that it shall wish, including the selection of counsel, to direct) the defense thereof, at its own expense. In case the Company elects to direct such defense and select such counsel, any Initial Purchaser or controlling person shall have the right to employ its own counsel, but, in any such case, the fees and expenses of such counsel shall be at the expense of such Initial Purchaser or such controlling person unless the employment of such counsel has been authorized in writing by the Company in connection with defending such action. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party. In no event shall any indemnifying party have any liability or responsibility in respect of the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim effected without its prior written consent.

     (b) Each Initial Purchaser agrees severally and not jointly, to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act to the same extent and upon the same terms as the indemnity agreement of the Company set forth in Section 7(a) hereof, but only with respect to alleged untrue statements or omissions made in the Preliminary Offering Memorandum or the Offering Memorandum, or such documents as amended or supplemented, in reliance upon and in conformity with information furnished in writing to the Company by, or through the Representatives on behalf of, such Initial Purchaser for use therein.

     SECTION 8.        REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE
                       DELIVERY.

                  All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or controlling person, or by, or on behalf of the Company and shall survive delivery of the Senior Notes to the Initial Purchasers.

                  SECTION 9.        TERMINATION OF AGREEMENT.


                  (a) The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Date if (i) trading in securities on the New York Stock Exchange shall have been generally suspended or there shall have been a material disruption in settlement in securities generally, (ii) minimum or maximum ranges for prices shall have been generally established on the New York Stock Exchange by the Commission or by the New York Stock Exchange, (iii) a general banking moratorium shall have been declared by federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by the United States Congress or any other substantial national or international calamity or emergency (including, without limitation, acts of terrorism) affecting the United States, in any such case provided for in clauses (i) through (iv) with the result that, in the reasonable judgement of the Representatives, th marketability of the Senior Notes shall have been materially impaired.

                  (b) If this Agreement shall be terminated by the Representatives pursuant to subsection (a) above or because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, then in any such case, the Company will reimburse the Initial Purchasers for the reasonable and documented third party out of pocket expenses described in Section 4(b) of this Agreement. Upon such reimbursement, the Company shall be absolved from any further liability hereunder, except as provided in Sections 4(a) and 7.

                  SECTION 10.   DEFAULT BY AN INITIAL PURCHASER

                  If an Initial Purchaser shall fail on the Closing Date to purchase the Senior Notes that it is obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for the non-defaulting Initial Purchasers, or any other initial purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the principal amount of Defaulted Securities does not exceed 10% of the Senior Notes, the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Initial Purchasers, or

                  (b) if the principal amount of Defaulted Securities exceeds 10% of the Senior Notes, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

                  No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

                  In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements.

                  SECTION 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to the Representatives at Lehman Brothers Inc., 745 7th Avenue, New York, New York 10019, Attention: Debt Capital Markets, Power Group, Fax: 212-526-0943 and Salomon Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Dean Keller,
Fax: 212-816-0901; notices to the Company shall be mailed to 270 Peachtree Street, N.W., Atlanta, Georgia 30303, Attention: Treasurer, with a copy to Southern Company Services, Inc., 270 Peachtree Street, N.W., Atlanta, Georgia 30303, Attention: Christopher J. Kysar.

                  SECTION 12. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers and the Company and their respective successors and the controlling persons and officers and directors referred to in Section 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Senior Notes from any of the Initial Purchasers shall be deemed to be a successor by reason merely of such purchase.

                  SECTION 13. GOVERNING LAW AND TIME. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Except as otherwise set forth herein, specified times of day refer to New York City time.

                  SECTION 14. COUNTERPARTS. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchasers and the Company in accordance with its terms.

                                    Very truly yours,

                                    SOUTHERN POWER COMPANY



                                    By:
                                        ------------------------------------
                                          Name:
                                               -----------------------------
                                          Title:
                                                ----------------------------


CONFIRMED AND ACCEPTED,
as of the date first above written

LEHMAN BROTHERS INC.


By:
   -----------------------------------------

Name:
     ---------------------------------------
Title:
      --------------------------------------


SALOMON SMITH BARNEY INC.


By:
   -----------------------------------------

Name:
     ---------------------------------------
Title:
      --------------------------------------


As Representatives of the Several Initial Purchasers named in Schedule I hereto

                                   SCHEDULE I


I.   Purchase Price

     The purchase prices to be paid by the Initial Purchasers for the Senior Notes shall be as follows:

                                      Initial Purchasers'  Initial Purchasers'
                  Price to Public        Discount          Purchase Price
              --------------------    -----------------    -----------------
               99.859%                     0.650%              99.209%

------------------------------------------------------------------------------


II.      Principal Amount to be Purchased

----------------------------------------------------       Principal Amount of
Initial Purchasers                                         Senior Notes

Lehman Brothers Inc...............................          201,250,000
Salomon Smith Barney Inc..........................          201,250,000
Barclays Capital Inc..............................            28,750,000
Commerzbank Capital Markets Corp..................            28,750,000
Mizuho International plc..........................            28,750,000
Morgan Stanley & Co. Incorporated.................            28,750,000
Scotia Capital (USA) Inc..........................            28,750,000
Tokyo-Mitsubishi International plc................            28,750,000
                                                           -------------

Aggregate Principal Amount                                 $575,000,000

                                                                Schedule II

                                   [Letterhead of BALCH & BINGHAM LLP]


                                                             ________, 2002


Lehman Brothers Inc.
745 Seventh Avenue
New York, New York  10019


Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York  10013

    As Representatives of the Several Initial Purchasers


                             SOUTHERN POWER COMPANY
                 ___ % Senior Notes, Series A due _________ 2012

Ladies and Gentlemen:

                  We have acted as general counsel to Southern Power Company (the "Company") in connection with (i) the Company's issuance of $__________ aggregate principal amount of its ___% Senior Notes, Series A due _______ 2012 (the "Notes") pursuant to a Senior Note Indenture dated as of June 1, 2002, by and between the Company and The Bank of New York, as trustee (the "Trustee"), as heretofore supplemented and as further supplemented by the First Supplemental Indenture dated as of __________, 2002 (collectively, the "Indenture"); and (ii) the purchase by the Representatives of the Notes pursuant to the terms of a Purchase Agreement dated June __, 2002, among the Company and the initial purchasers named in Schedule I thereto (the "Initial Purchasers") for whom you are acting as the Representatives (the "Purchase Agreement"). The Notes are subject to the Registration Rights Agreement dated the date hereof by and among the Company and you (the "Registration Rights Agreement"). This opinion is being delivered to you as Representatives pursuant to Section 5(b)(1) thereof.

                  All capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

                  In rendering the opinions expressed below, we have examined the offering memorandum dated __________, 2002 (the "Offering Memorandum"), the Indenture, the Notes, the Registration Rights Agreement and the Purchase Agreement.

                  In addition, we have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing (except the Notes, of which we have examined specimens), and we have made such other and further investigations as we deemed necessary to express the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

                  The Indenture, the Registration Rights Agreement, the Notes and the Purchase Agreement are herein referred to as the "Agreements".

                  Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion, relying as to matters of New York law upon the opinion dated the date hereof rendered to you by Dewey Ballantine LLP, that:

                  1. The Company has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Delaware and has due corporate authority to conduct it business and to own and operate the properties used by it in such business as described in the Offering Memorandum and to enter into and perform its obligations under the Agreements and the Notes.

                  2. The execution, delivery and performance by the Company of the Purchase Agreement have been duly authorized by all necessary corporate action, and the Purchase Agreement has been duly executed and delivered by the Company.

                  3. All orders, consents, or other authorizations or approvals of the Commission legally required under the Public Utility Holding Company Act of 1935, as amended, for the issuance and delivery of the Notes have been obtained; such orders are sufficient for the issuance and the delivery of the Notes; the issuance and the delivery of the Notes conform in all material respects with the terms of such orders; and no other order, consent or other authorization or approval of the States of Delaware, Georgia, Florida, Alabama or United States governmental body (other than in connection or in compliance with the provisions of the securities or "blue sky" laws of any jurisdiction, as to which we express no opinion) is legally required for the issuance and delivery of the Notes in accordance with the terms of the Purchase Agreement.

                  4. The Indenture has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Trustee constitutes a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject to the qualifications that the enforceability of the Company's obligations under the Indenture may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting ceditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Indenture conforms as to legal matters in all material respects to the description thereof in the Offering Memorandum.

                  5. The Notes have been duly authorized and executed by the Company and, when authenticated by the Trustee in the manner provided in the Indenture and delivered to and paid for by the Initial Purchasers pursuant to Agreement, will constitute valid and binding obligations of the Company, the Purchase enforceable against the Company in accordance with their terms, subject to the qualifications that the enforceability of the Company's obligations under the Notes may be limited by bankruptcy, insolvency, reorganization, moratorium andother similar laws relating to or affecting creditors' rights generally and by general principles of equity; nd the Notes conform as to legal matters in allmaterial respects to the description thereof in the Offering Memorandum.

                  6. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, except to the extent that the enforceability of the Company's obligations under the Registration Rights Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except to the extent indemnification or contribution provisions thereunder may be limited under applicable law; the Registration Rights Agreement conforms in all material respects to all statements relating thereto in the Offering Memorandum.

                  7. The statements as to matters of law and legal conclusions contained in the Offering Memorandum under the caption "Certain U.S. Federal Income Tax Considerations" are correct in all material respects.

                  8. Assuming (a) the accuracy of the representations and warranties of the Company set forth in Section 1 of the Purchase Agreement and of the Initial Purchasers set forth in Section 2 of the Purchase Agreement, (b) the due performance by the Company of the covenants and agreements set forth in
Section 3 of the Purchase Agreement and the due performance by the Initial Purchasers of the covenants and agreements set forth in Section 2 of the Purchase Agreement, (c) compliance by the Initial Purchasers with the offering and transfer procedures and restrictions described in the Offering Memorandum and (d) the accuracy of the representations and warranties made in accordance with the Offering Memorandum by purchasers to whom the Initial Purchasers initially resells the Notes, the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Offering Memorandum and the initial resale of the Notes by the Initial Purchasers in the manner contemplated in the Offering Memorandum and the Purchase Agreement do not require registration of the Notes under the Securities Act (it being understood that we express no opinion as to any subsequent resale of any Notes) and the Indenture is not required to be qualified under the Trust Indenture Act.

                  9. The execution, delivery and performance by the Company of the Agreement does not and will not result in any violation of the Certificate of Incorporation or the By-Laws of the Company, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company under (A) any material contract, indenture, mortgage, loan agreement, note, lease or any other agreement or instrument known to us to which the Company is a party or by which it may be bound or to which any of its properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise) of the Company), (B) any existing applicable law, rule or regulation applicable to the Company (other than the securities or blue sky laws of any jurisdiction, as to which we express no opinion) or (C) any judgment, order or decree known to us of any government, governmental instrumentality, or court, domestic or foreign, or any regulatory body or administrative agency or other governmental body having jurisdiction over the Company.

                  10. The Company is not, nor after giving effect to the sale of the Notes will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  We have not independently verified the accuracy, completeness or fairness of the statements made or included in the Offering Memorandum and take no responsibility therefor, except as and to the extent set forth in paragraphs 4, 5, 6 and 7 above. In the course of the preparation by the Company of the Offering Memorandum, we participated in conferences with certain officers and employees of the Company, with representatives of Deloitte & Touche LLP and with your counsel. Based upon our examination of the Offering Memorandum, our investigations made in connection with the preparation of the Offering Memorandum and our participation in the conferences referred to above, nothing came to our attention which gives us reason to believe that the Offering Memorandum, as of its date, contained, or on the date hereof contains, any untrue statement of a material fact or omitted as of its date or omits as of the date hereof to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, except that in each case we express no opinion or belief with respect to (i) the financial statements or other financial or statistical data contained in the Offering Memorandum or (ii) the Independent Engineer's Report or the Independent Market Expert's Report attached as Annex A and B, respectively, to the Offering Memorandum.

                  We are members of the State Bar of Alabama and we do not express any opinion herein concerning any law other than the laws of such State and, to the extent set forth herein, the law of the States of New York, Georgia, Florida, Delaware General Corporation Law and the federal law of the United States.

                  This opinion is rendered to you in connection with the above-described transaction. This opinion may not be relied upon by you for any other purpose, or relied upon by or furnished to any other person without our prior written consent.

                                                     Yours very truly,

                                                     BALCH & BINGHAM LLP




[Note: With respect to matters involving the laws of the States of Florida and Georgia, Balch & Bingham LLP shall be permitted to rely on opinions addressed to it from Florida counsel and Georgia counsel.]

                                                              Schedule III

                     [Letterhead of PILLSBURY WINTHROP LLP]

                                                          __________, 2002


Lehman Brothers Inc.
745 Seventh Avenue
New York, New York  10019

Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York  10013

  As Representatives of the Several Initial Purchasers


Southern Power Company
270 Peachtree Street, N.W.
Atlanta, Georgia  30303

                             Southern Power Company
                      ___% Senior Notes, Series A due 20__



Ladies and Gentlemen:

                  We have acted as counsel to The Bank of New York (the "Bank") in connection with (a) the Senior Note Indenture, dated as of June 1, 2002 (the "Original Indenture"), between Southern Power Company (the "Company") and the Bank, as Trustee and (b) the First Supplemental Indenture dated as of June __, 2000 (together with the Original Indenture, herein called the "Indenture"), between the Company and the Bank, as Trustee.

                  In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including copies of the Indenture and certain resolutions adopted by the Board of Directors of the Bank.

                  Based upon the foregoing, we are of the opinion that:

                       i) the Bank has been duly incorporated and is validly existing as a banking corporation in good standing under the laws of the State of New York; and

                      ii) the Bank has the corporate trust power and authority to execute, deliver and perform its duties under the Indenture, has duly executed and delivered the Indenture, and, insofar as the laws governing the trust powers of the Bank are concerned and assuming due authorization, execution and delivery thereof by the Company, the Indenture constitutes a legal, valid and binding agreement of the Bank, enforceable against the Bank in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

                  We are admitted to practice only in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York and the Federal law of the United States of America. We are furnishing this opinion to you solely for your benefit. This opinion is not to be relied upon by any other person or used, circulated, quoted or otherwise referred to for any other purpose.

                                             Very truly yours,

                                             --------------------------

                                                         Schedule IV



                                   [Letterhead of DEWEY BALLANTINE LLP]


                                                           _____, 2002



Lehman Brothers Inc.
745 Seventh Avenue
New York, New York  10019

Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York  10013

    As Representatives of the Several Initial Purchasers


                             SOUTHERN POWER COMPANY
                      ___% Senior Notes, Series A due 20__



Ladies and Gentlemen:

                  We have represented you in connection with (i) the issuance by Southern Power Company (the "Company") of $__________ of its ___% Senior Notes, Series A due 20__ (the "Notes") pursuant to a Senior Note Indenture dated as of June 1, 2002, by and between the Company and The Bank of New York, as trustee (the "Trustee"), as heretofore supplemented and as further supplemented by the First Supplemental Indenture dated as of June __, 2002 (collectively, the "Indenture"); and (ii) the purchase by you of the Notes pursuant to the terms of a Purchase Agreement dated June ___, 2002, among the Company and the initial purchasers named in Schedule I thereto (the "Initial Purchasers") for whom you are acting as Representatives (the "Purchase Agreement"). The Notes are subject to the Registration Rights Agreement dated the date hereof by and among the Company and you (the "Registration Rights Agreement"). This opinion is being delivered to you as Representatives pursuant to Section 5(c)(4) thereof.

                  All capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

                  In rendering the opinions expressed below, we have examined the Offering Memorandum dated _________, 2002 (the "Offering Memorandum"), the Indenture, the Notes, the Registration Rights Agreement and the Purchase Agreement.

                  In addition, we have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing (except the Notes, of which we have examined specimens), and we have made such other and further investigations as we deemed necessary to express the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

                  The Indenture, the Registration Rights Agreement, the Notes and the Purchase Agreement are herein referred to as the "Agreements".

                  Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion:

                  1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has due corporate authority to conduct its business and to own and operate the properties used by it in such business as described in the Offering Memorandum and to enter into and perform its obligations under the Agreements and the Notes.

                  2. The execution, delivery and performance by the Company of the Purchase Agreement have been duly authorized by all necessary corporate action, and the Purchase Agreement has been duly executed and delivered by the Company.

                  3. All orders, consents, or other authorizations or approvals of the Commission legally required under the Public Utility Holding Company Act of 1935, as amended, for the issuance and delivery of the Notes have been obtained; such orders are sufficient for the issuance and delivery of the Notes; the issuance and delivery of the Notes conform in all material respects with the terms of such orders; and no other order, consent or other authorization or approval of the State of New York or United States governmental body (other than in connection or in compliance with the provisions of the securities or "blue sky" laws of any jurisdiction, as to which we express no opinion) is legally required for the issuance and delivery of the Notes in accordance with the terms of the Purchase Agreement.

                  4. The Indenture has been duly authorized, executed and
delivered   by  the Company and,  assuming the due authorization, execution and delivery thereof by the Trustee constitutes a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject to the qualifications that the enforceability of the Company's obligations under the Indenture may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Indenture conforms as to legal matters in all material respects to the description thereof in the Offering Memorandum.

                  5. The Notes have been duly authorized and executed by the Company and, when authenticated by the Trustee in the manner provided in the Indenture and delivered to and paid for by the Initial Purchasers pursuant to the Purchase Agreement, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the qualifications that the enforceability of the Company's obligations under the Notes may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Notes conform as to legal matters in all material respects to the description thereof in the Offering Memorandum.

                 6. The Registration Rights Agreement has been duly authorized, executed and delivered by theCompany and, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, except to the extent that the enforceability of the Company's obligations under the Registration Rights Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except to the extent indemnification or contribution provisions thereunder may be limited under applicable law; the Registration Rights Agreement conforms in all material respects to all statements relating thereto in the Offering Memorandum.

                  7. Assuming (a) the accuracy of the representations and warranties of the Company set forth in Section 1 of the Purchase Agreement and of the Initial Purchasers set forth in Section 2 of the Purchase Agreement, (b) the due performance by the Company of the covenants and agreements set forth in
Section 3 of the Purchase Agreement and the due performance by the Initial Purchasers of the covenants and agreements set forth in Section 2 of the Purchase Agreement, (c) compliance by the Initial Purchasers with the offering and transfer procedures and restrictions described in the Offering Memorandum and (d) the accuracy of the representations and warranties made in accordance with the Offering Memorandum by purchasers to whom the Initial Purchasers initially resells the Notes, the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Offering Memorandum and the initial resale of the Notes by the Initial Purchasers in the manner contemplated in the Offering Memorandum and the Purchase Agreement do not require registration of the Notes under the Securities Act (it being understood that we express no opinion as to any subsequent resale of any Notes) and the Indenture is not required to be qualified under the Trust Indenture Act.

                  We have not independently verified the accuracy, completeness or fairness of the statements made or included in the Offering Memorandum and take no responsibility therefor, except as and to the extent set forth in paragraphs 4, 5 and 6 above. In the course of the preparation by the Company of the Offering Memorandum, we participated in conferences with certain officers and employees of the Company, with representatives of Deloitte & Touche LLP and with your counsel. Based upon our examination of the Offering Memorandum, our investigations made in connection with the preparation of the Offering Memorandum and our participation in the conferences referred to above, nothing came to our attention which gives us reason to believe that the Offering Memorandum, as of its date, contained, or on the date hereof contains, any untrue statement of a material fact or omitted as of its date or omits as of the date hereof to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, except that in each case we express no opinion or belief with respect to (i) the financial statements or other financial or statistical data contained in the Offering Memorandum or (ii) the Independent Engineer's Report or the Independent Market Expert's Report attached as Annex A and Annex B, respectively, to the Offering Memorandum.

                  We are members of the State Bar of New York and we do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States and the general corporation law of the State of Delaware.

                  This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent except that Balch & Bingham LLP may rely on this opinion in giving their opinions (i) pursuant to Section 5 of the Purchase Agreement, insofar as such opinions relate to matters of New York law, and (ii) pursuant to Sections 102, 302 and 904 of the Indenture, insofar as such opinion relates to matters of New York law.


                                                     Very truly yours,


                                                     DEWEY BALLANTINE LLP